Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-130678 and No. 333-120329) and Form S-3 (No. 333-115251) of Arrhythmia Research Technology, Inc. and in the prospectus constituting part of such registration statements of our report on the Company’s consolidated financial statements as of and for the year ended December 31, 2006 dated March 16, 2007, which appears in this Form 10-KSB.

By:	/s/ Carlin, Charron & Rosen LLP
Westborough, Massachusetts March 29, 2007

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